EXHIBIT 10.36

Lease Agreement

Lessor (hereinafter referred to as Party A): Changchun Kaidi Group Industry Co., Ltd

Tenant ((hereinafter referred to as Party B): Changchun City Chaoyang District Nuoya Foreign Languages School

Having reached unanimity through friendly consultant and negotiation, Party A and Party B, hereby agree to enter into the Lease Agreement (the “Contract”) to be abided by both parties.

1 The registered area of the premise leased by Party A shall be 900 square meters, located at No.208, South Alley, Chaoyang Road, Chaoyang District, Changchun.

2 The lease term shall be from June 1, 2011 to May 31, 2014.

3 When the rent expires, and if Party B intends to renew the lease, Party B shall send written notice to the Party A no later than one month before the lease expiration date. Party B has the first renewal right against other potential tenants with same price.

4 The rent is RMB150,000 annually. The payment shall be paid each year, and the payment for the first year’s rent (RMB 50,000) shall be paid no later than thirty business days before the end of each year. This Contract is void if the payment is made late for more than 15 days. Party B shall take all responsibilities, and Party A shall have the right to evict Party B from the premise.

5 Party B should pay the fees arising from the use of the house (such as water, gas, Internet, and cable charges). Party B shall forward the bill to Party A for review.

6 Party A shall pay the real estate tax and land tax.

7 Obligations of Party B

7.1 Party B shall guarantee that all the activities held on the premise shall be accordance with the laws and regulations.

7.2 Party B shall timely pay the fees listed in this Contract.

7.3 Without the written consent of Party A, Party B may change the internal and external structure of the building.

7.4 Without the written consent of Party A, Party B may not sublet the premise to a third party. Toxic, hazardous and dangerous goods are prohibited, and if happens, Party B shall carry all the responsibilities and the costs.

7.5 In the lease term, Party B must have the housing property insurance, and take care of the safety and fire prevention work. If fire happens, Party B will be responsible for the costs.

8 Obligations of Party A

Party A has provided a new boiler, water and electricity.

9 Effectiveness and termination of the Contract

9.1 The contract will be effective upon receiving the first year’s rent paid by Party B.

9.2 In the lease period, each party shall give the other party 30 days’ notice to terminate the Contract; otherwise it is a breach.

9.3 After termination of the contract, Party B shall ensure the equipment and fixtures in the house are in good condition, otherwise Party B will pay the costs of damages.

10 Breach

If Party B fails to pay the rent, Party A may evict Party B from the premise.

11 Others

11.1 Both parties shall be competent to execute this Contract. If one party does not comply with the contract, the other will get the compensation.

11.2 The supplementary provisions shall be made upon the agreement of two parties, and its provisions shall be equally binding to both sides.

11.3 There are two copies of the Contract. Each party keeps one copy with same legal effect.

Party A: Changchun Kaidi Group Industry Co., Ltd

Tel: 88542253

Party B: Changchun Nuoya Foreign Languages School

Tel: 89818981